AMENDED EXHIBIT 1

         This  Amended  Exhibit  1, dated as of  September  14,  2000,  replaces
Exhibit 1 to the Transfer Agency and Services Agreement dated March 1, 1998 between Whitehall Funds Trust and PFPC Inc.

                               LIST OF PORTFOLIOS

                          Whitehall Enhanced Index Fund
                              Whitehall Growth Fund
                        Whitehall Growth and Income Fund
                            Whitehall High Yield Fund
                              Whitehall Income Fund
                           Whitehall Money Market Fund

WHITEHALL FUNDS TRUST


By:     /s/ Joseph E. Breslin
        ---------------------
        Joseph E. Breslin
        President

PFPC INC.


By:      /s/ Wayne Weaver
         ----------------
         Name: Wayne Weaver
         Title: Vice President